UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2014

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

The disclosure under Item 7.01 of this report is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure under Item 7.01 of this report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously announced, on October 14, 2013, Savient Pharmaceuticals, Inc. (the “Company”) and its subsidiary, Savient Pharma Holdings, Inc. (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On December 11, 2013, the Company announced that, pursuant to an auction conducted on December 10, 2013 under the provisions of Section 363 of the Bankruptcy Code, the Debtors had entered into an acquisition agreement (the “Acquisition Agreement”) with Crealta Pharmaceuticals LLC (“Crealta”) through which Crealta would acquire substantially all of the Debtors’ assets and certain liabilities, for gross proceeds of approximately $120.4 million (the “Sale Transaction”). As previously disclosed, on December 13, 2013, the Bankruptcy Court approved an order authorizing the Sale Transaction with Crealta pursuant to the Acquisition Agreement. On January 9, 2014, the Debtors completed the Sale Transaction.

On February 10, 2014, as previously disclosed, the Debtors filed with the Bankruptcy Court (1) a proposed plan of liquidation for the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code and (2) a related proposed disclosure statement. On March 18, 2014, the Bankruptcy Court entered an order approving a modified version of the previously filed disclosure statement (the “Disclosure Statement”), which included as an exhibit a modified version of the previously filed proposed plan of liquidation (the “Proposed Plan”). Upon the Bankruptcy Court’s entry of the order approving the Disclosure Statement, the Debtors began the solicitation process for the Proposed Plan. On May 19, 2014, the Bankruptcy Court confirmed the Proposed Plan, as subsequently amended and supplemented (the “Plan”), in a Confirmation Order (the “Confirmation Order”).

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan generally provides for the payment in full, in cash, to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Miscellaneous Secured Claims (Class 1) and Allowed Priority Non-Tax Claims (Class 2). Further, the Plan provides that holders of Allowed Class 3 Senior Secured Noteholder Claims will receive their pro rata shares of (i) the Final Cash Sweep Proceeds, (ii) any excess cash remaining in the reserve accounts established for the payment of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims, and (iii) the net proceeds of any assets transferred to the Senior Secured Notes Trustee under the Collateral Assignment Agreement. Moreover, the Plan provides that holders of Allowed Class 4 General Unsecured Claims shall receive their pro rata shares of the Liquidating Trust Interests. Such Liquidating Trust Interests entitle the holders thereof to distributions of Liquidating Trust Assets, which include the GUC Cash, certain litigation claims and the proceeds thereof, and the Liquidating Trust Funding Amount. Holders of claims in Class 5 (Intercompany Claims), Class 6 (Subordinated 510(c) Claims), Class 7 (Subordinated 510(b) Claims) and Class 8 (Interests) will not receive or retain any property or interest in property under the Plan.

On the Effective Date and pursuant to the Plan and Confirmation Order, (a) all equity interests in the Company will be deemed cancelled (without receipt or retention of any property or interest in property under the Plan); (b) the officers and members of the boards of directors of the Debtors will be deemed to have resigned; (c) Savient Pharma Holdings, Inc. shall be deemed merged with and into the Company; and (d) following such merger, the Company shall be deemed dissolved for all purposes.

A copy of the Confirmation Order, including the Plan, is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Plan is not yet effective. In accordance with the Plan, the Plan will become effective upon the satisfaction or waiver of certain conditions precedent. The Company anticipates that the effective date of the Plan will occur on or before May 30, 2014.

On May 19, 2014, the Debtors filed their monthly operating report for the period of April 1, 2014 through April 30, 2014 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.2.

Cautionary Statement Regarding the Disclosure Package

The Company cautions investors not to place undue reliance upon the information contained in the Plan and the related schedules (collectively the “Disclosure Package”). The Disclosure Package was not audited or reviewed by independent accountants, will not be subject to audit or review by the Company’s external auditors at any time in the future, is in a format consistent with applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurances that, from the perspective of an investor or potential investor in the Company’s securities, the Disclosure Package is accurate or complete.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope and has been prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Monthly Operating Report was not reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment. The financial statements in the Monthly Operating Report are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from the historical periods required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for a period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Information set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Forward-looking statements may be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s wind-down of its affairs, the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 Cases or the Sale Transaction on the Company’s relationships with third parties, regulatory authorities, employees and consultants in connection with the Company’s wind-down of its affairs, proceedings that may be brought by third parties in connection with the Chapter 11 process, the ability of the Company to fund the wind-down of its affairs and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that the Company believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this current report (including Exhibits 99.1 and 99.2 attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

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Additional Information regarding the Chapter 11 Cases

Additional information regarding the Chapter 11 Cases is available at www.gcginc.com/cases/svnt. This link is provided for convenience only. Such information shall not be deemed to be incorporated by reference herein. As a result of the consummation of the Sale Transaction, investors should no longer refer to the Company’s former company website for information.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits:

99.1	Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated May 19, 2014.
99.2	Monthly Operating Report for the Period of April 1, 2014 through April 30, 2014, dated May 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: May 20, 2014	By:	/s/ Mathew C. Bazley
Name: Mathew C. Bazley
Title: Chief Liquidation Officer, President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated May 19, 2014.
99.2	Monthly Operating Report for the Period of April 1, 2014 through April 30, 2014, dated May 19, 2014.